Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 2 to this Registration Statement of our report dated February 21, 2014, relating to the financial statements of Orchid Island Capital, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

West Palm Beach, Florida

March 14, 2014